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DY - Q2 2005 Dycom Industries Earnings Conference Call
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CORPORATE PARTICIPANTS

Steven Nielsen
Dycom Industries, Inc. - President & CEO

Mike Miller
Dycom Industries, Inc. - General Counsel & Secretary

Richard Dunn
Dycom Industries, Inc. - SVP & CFO


CONFERENCE CALL PARTICIPANTS

Gina Gordon
Merrill Lynch - Analyst

Alex Rygiel
Friedman Billings - Analyst

Paul Russell
PR Capital - Analyst

Alan Mitrani
Copper Beech Capital - Analyst

Mark Degenhart
Oppenheimer Capital - Analyst

Mark Bishop
Boston & Company - Analyst

David Lieberman
South Point Capital - Analyst

Michael Miller


PRESENTATION

Operator

Ladies and gentlemen thank you for standing by. Welcome to the Dycom earnings conference call.

[Operator Instructions].

I would now like to turn the conference over to your host, Steven Nielsen, President and CEO. Please go ahead.

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Thank you Linda. Good morning everyone. I would like to thank you for attending our second quarter fiscal 2005 Dycom earnings conference call. With me we have in attendance Richard Dunn, our Chief Financial Officer and Mike Miller, our General Counsel. Now I will turn the call over to Mike Miller. Mike.

--------------------------------------------------------------------------------

Michael Miller

Thanks Steve. Statements made in the course of this conference call that state the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended July 31,2004, and the Company's quarterly report on Form 10-Q for the quarter ended October 30, 2004.

Additionally during this call there will be references to certain non-GAAP financial information. This information has been reconciled to GAAP in the Company's press release of yesterday that has been posted on the Company's website. Steve?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Thanks Mike. Yesterday we issued a press release announcing our second quarter 2005 earnings. Included in last year's earnings was a non-recurring gain of $11.4 million before taxes related to the sale of a long-term accounts receivable. To ensure meaningful comparisons, all references I will now make to the second quarter of 2004 will exclude this gain. The reconciliation of our earnings with and without this gain is attached to yesterday's press release that has been posted to our website. For the quarter ended January 29, 2005, total contract revenues were $224.5 million versus $196.4 million, an increase of 14%.

Net income was $7.4 million versus $9.6 million, a decrease of 23%, while fully diluted earnings per share was $0.15 versus $0.20, a decrease of 25%. Backlog at the end of the second quarter was $1.442 billion versus $1.376 billion at the end of the first quarter of 2005, a sequential increase of $66 million. Of this backlog approximately $851.1 million is expected to be completed in the next 12 months. Our second quarter results while at the lower end of our expectations and in some respects disappointing continued to demonstrate the fundamental health of our business.

Gross margin declined from the year ago quarter by 404 basis points. However, this negative impact was in turn offset by a


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decline in G&A of 118 basis points. The decline in gross margin was a result of several factors: increased over-time training and recruiting expenses generated by our ramp up for FTTP related locating, engineering and construction activity. Expenses associated with the ramp down of several cable TV upgrade projects and several large projects whose management requires relatively higher local cost of sales overhead versus traditional corporate G&A expenses.

Liquidity increased significantly during the quarter. Net cash and short-term investments increased $35 million to over $62 million despite capital expenditures to support our growth totaling $19.5 million net of disposal. Days sales outstanding declined appreciably to 68.6 days, down 6.1 days from the first quarter after adjusting for working capital acquired in the RJE transaction. During the quarter we continued to experience the effects of a growing overall economy, major telephone company expenditures, which grew substantially year-over-year and growth from some video providers.

Most significantly we performed work for Verizon's Fiber to the Premise buried plant initiative in the states of Massachusetts, New York, Pennsylvania, Maryland, Virginia, California and Florida. Revenue from Verizon was $55.6 million during the quarter, up from $2.7 million in the year ago quarter. At over 24% of revenue, Verizon is now our largest customer. Additionally during the quarter we have negotiated updated pricing for Verizon's 2005 plan necessitated by the need to attract resources adequate to complete this year's program.

Organic revenue from BellSouth increased over 32% compared to the year ago quarter and BellSouth was our second largest customer. Revenue from Comcast was $25.3 million. Comcast was Dycom's third largest customer for the quarter at $11.3% of revenue, down from 19.4% in the previous quarter. Year-over-year revenue as expected was down for Comcast while revenue for both Charter and DIRECTV increased.

Employee head count decreased during the quarter by 480 to 7982 at the end of the quarter, reflecting normal seasonal patterns. During the quarter we continued to book new work. For BellSouth, multi-year extensions to our Rome, Savannah and Atlanta, Georgia contracts as well as our Birmingham, Alabama contract. For Verizon, FTTP work in the Portland, Oregon area, as well as work in New Hampshire. For Cox business projects in Southern California and for Charter projects in Texas and New Mexico. Dycom demonstrated our continued stability and our ability to profitability respond to emerging growth opportunities.

First and foremost we maintain solid customer relationships throughout our markets. Secondly the strength of those relationships and the value we can generate for our customers has allowed us to be at the forefront of rapidly evolving industry opportunities. We remain encouraged by a growing and accelerating commitment by three RBOC's to deploy fiber deeper into their networks. We see these commitments as evidence of a sustained cycle of dramatic increases in growth capital expenditures is commencing.

In fact it is increasingly evident that we're seeing the real beginning of the oft foretold rewiring of the nation's telecommunications infrastructure in order to dramatically expand the provisioning of bandwidth and the delivery of new service offerings. And finally we've maintained our superior relative financial strength. As the economy continues to expand and our industry begins to see an upsurge in growth, we believe Dycom's fundamental strength will allow us to remain one of the best-positioned firms in our industry, able to exploit profitable growth opportunities where others may be constrained.

Having been prudently managed during our industry's downturn, we look forward to the prospect of a potentially significant growth. After weighing all the factors we have discussed today, we have updated our forecast as follows. For the third quarter of fiscal 2005, we anticipate earnings per share of $0.23 to $0.28 on revenues of $235 million to $250 million. This outlook anticipates continued solid growth in the US economy, normal seasonal weather. Sarbanes-Oxley 404 implementation expenses of approximately $0.02 per share, declining spending by Comcast as it has completed its AT&T broadband upgrades, and a prudent assessment of increasing revenues and margins from our Verizon fiber to the premises opportunity.

Looking beyond the third quarter we anticipate earnings of $0.35 to $0.45 per share on revenues of $275 to $295 million for the fourth quarter of fiscal 2005. Our expectation for the fourth quarter is based upon the continued impact of those factors cited above. At this point I will turn the call over to Dick Dunn, our CFO. Dick.

--------------------------------------------------------------------------------

Richard Dunn - Dycom Industries, Inc. - SVP & CFO

Thanks Steve. Before I begin, let me point out that during the second quarter of the prior fiscal year we recorded an after tax gain on the sale of certain long-term receivables of $6.8 million or $0.14 per share fully diluted. Unless otherwise


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noted, my discussion will eliminate the impacts of this gain. A reconciliation of these amounts to our GAAP net income including the gains has been provided in the table in yesterday's press release which is available on our website. Contract revenues for the current quarter were $224.5 million, up 14.3% from last year's Q2 of $196.4 million. Organic revenues for the quarter were down 3.1%.

Contract revenues for the 6-month period ended January 29, 2005; increased 24.3% to $487.7 million versus fiscal year 2004 revenue of $392.4 million. Organic revenue activities for the 6-month period was up 1.5%. For the quarter, the top 5 customers accounted for 64.3% of contract revenues versus 66.8% for the prior year's second quarter. For the 6 months ended January 29, 2005 sales for the top 5 customers as a percent of the total was 63.6% versus 68.2% for the prior year.

The top 5 customers and their respective percentages for Q2 of fiscal year '05 and 2004 are as follows. For fiscal year '05, for Verizon 24.8%, BellSouth 16.7%, Comcast 11.3%, Sprint 7.4% and Quest 4.2%. And for Q2 of fiscal year '04, Comcast at 30.1%, BellSouth 13.2%, Sprint 11.0%, Adelphia of 7.2%, and Quest 5.9%. Net income for the second quarter was $7.4 million versus $9.6 million in fiscal year '04. Net income for the 6 months ended January 29, 2005 was $23.0 million versus last year's $23.6 million. Fully diluted earnings for the quarter were $0.15 per share versus $0.20 per share in the prior year's second quarter. Fully diluted EPS for the 6 month period ended January 29, 2005 was $0.47 per share versus last year's $0.48 per share.

Operating margin for the second quarter decreased 296 basis points coming in at 4.82% versus last year at 7.78%. This decrease was due to a 404 basis point increase in cost of revenues a 10 basis point increase in depreciation and amortization offset by a 118 basis point decrease in general and administrative costs. Operating margin for the 6 month period decreased 213 basis points, coming in at 7.40% versus last year's 9.53%. This decrease was due to a 408 basis point increase in cost of revenues partially offset by 170 basis point decrease in general and administrative costs and a 25 basis point decrease in depreciation and amortization.

The effective tax rates for the quarter and 6 month period were 39.5% for both and 38.2% and 39.4% respectively for the prior year's period. Net interest income for the quarter and 6 months period was $192,000 and $146,000 respectively versus net interest expense for the prior year's quarter of $284,000 and net interest income for the prior year 6 month period of $34,000. This change was primarily due to increased cash and investment balances. For the quarter, our cash flow from operating activities was $51.8 million. The primary components of this cash flow were net income of $7.3 million, depreciation and amortization of $12.8 million, and reduction to working capital and other assets of approximately $32.7 million.

Investing activities consisted of capital expenditures of $20.9 million partially offset by proceeds from the sales of assets of $1.5 million resulting in a net use of $18.7 million. Financing activities for the quarter generated $1.3 million. The components of this amount were proceeds from the exercise of employee stock options of $2.4 million, partially offset by principal payments on note payable of $1.1 million. Cash and short-term investments at the end of the quarter were $71.2 million, up $33.7 million from the prior quarter.

During the quarter receivables dropped from $158.6 million to $115.6 million resulting in a DSO of 46.9 days versus 54.8 at the end of the first quarter, a decrease of 7.9 days. Net unbilled revenue balances dropped in the quarter from $63.8 million to $53.7 million, resulting in a DSO of 21.8 days, essentially unchanged from Q1's figure of 22.1 days. On a cumulative basis, the combined DSO for our trade receivables and unbilled revenues decreased from 76.9 days to 68.6 days, a decrease of 8.3 days.

At January 29, 2005 accruals for our self-insured casualty programs decreased to $48.3 million from $48.8 million at October 25. During the current quarter, revenue from multi-year master service agreements represented 55.4% of contract revenues versus 47.1% for Q2 of the prior year. Revenues from long-term contract and multi-year master service agreements represented 87.9% of contract revenues versus 87.7% for Q2 of the prior fiscal year. Steve.

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Now Linda, we will open the call for questions.

--------------------------------------------------------------------------------


QUESTIONS AND ANSWERS

Operator

Thank you.



[Operator Instructions].


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DY - Q2 2005 Dycom Industries Earnings Conference Call
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Our first question will come from the line of Genet Gordon (ph) from Merrill
Lynch. Please go ahead.

--------------------------------------------------------------------------------

Gina Gordon - Merrill Lynch - Analyst

Good morning.

--------------------------------------------------------------------------------

Richard Dunn - Dycom Industries, Inc. - SVP & CFO

Good morning.

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Good morning.

--------------------------------------------------------------------------------

Gina Gordon - Merrill Lynch - Analyst

Hi. The guidance going forward implies that margins in the second half of the year, while they will be recovering, will be down year-over-year. Is this all really related just to the ramp up costs for Verizon?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

I think it's related to the ramp up and the fact that the magnitude of the program that the guidance implies is very substantial. And so we're going to have some expenses to grow the business.

--------------------------------------------------------------------------------

Gina Gordon - Merrill Lynch - Analyst

Okay and how much training was has been -- cost for training has been incurred year-to-date? How was expected in the future?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Well, we don't break out the isolated impact of training expenses, and we don't do that because it really has two impacts. One it's a part of growing the work force and two, the issue is not only the direct training expenses but their impact on productivity, which is harder to quantify and because we have been in this business and we have been through growth cycles before, we know that over a 6 month to 9 month period that those expenses will regress back to a normal level. But to sit there and say that it was "x" basis points or "y" amount of dollars as an isolated impact, I do not think that is important to understand because it is hard to isolate out the impact on productivity.

--------------------------------------------------------------------------------

Gina Gordon - Merrill Lynch - Analyst

Is it fair to assume that the third quarter will be the last quarter that the training expenses will be incurred?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We're ramping revenues, so there is always an element of training expense. We think those expenses will be offset as we get into the best part of the construction season in the fourth and first quarters of next year.

--------------------------------------------------------------------------------

Gina Gordon - Merrill Lynch - Analyst

Where do think margins can go? You talked about 24. Is that a realistic goal?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We feel comfortable with the level of pricing that we have been able to secure for 2005. That is a reasonable expectation.

--------------------------------------------------------------------------------

Gina Gordon - Merrill Lynch - Analyst

Okay. My last question, how much of an impact was weather?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

You know my sense was that while it was pretty wet on the west coast and there was some impact in California, the rest of the country experienced what I would call normal seasonal weather. It does not help when you get a snowstorm and the ground construction is halted as folks in the mid-Atlantic and Northeast probably understand today. Our sense was that it was not significantly different from what we expected.

--------------------------------------------------------------------------------

Gina Gordon - Merrill Lynch - Analyst

Thank you.

--------------------------------------------------------------------------------


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DY - Q2 2005 Dycom Industries Earnings Conference Call
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Operator

Our next question will come from the line of Alex Rygiel from Friedman Billings. Please go ahead.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

Good morning. Steve very early in your opening comments, you suggested or stated that in some respects the quarter was disappointing. Could you expand upon what was disappointing in your mind?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

I think the expenses we saw it as we ramp down some of the Comcast work was more than we expected. We had a sequential decline in revenues from Comcast that was expected, but when you drop from $57 million to $25, $26 million, there were some costs associated with that that I wish we had done a better job of anticipating. The offset to that is the amount of capital spending that we did and the organic growth that we did with BellSouth was encouraging.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

With regards to Verizon, you mentioned you negotiated pricing with them. Does this lead to any business that had been in your backlog to be pulled out of backlog?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

The backlog, other than using the same methodology to calculate it, was consistent with the same list of projects. As we also mentioned, we were able to secure some additional work in Oregon.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

You mentioned in the last conference call that your backlog is not related to Verizon was through 2005 and you were including November and December of 2004 in the 12 months of 2005. How are you calculating Verizon in terms of backlog today?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We're calculating it at the same way. As for the end of the January quarter, there were 11 months of expected backlog from Verizon. Nothing that extended past that.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

Can you provide an update on SBC and BellSouth for their fiber and communicating with the company? Have they let any project work out?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

With BellSouth, our best information at this point and certainly the level of activity that we are experiencing and the number of crews that we had to add during the quarter and we're continuing to add is indicative that their capital spending plans are up. They are up for the type of work you expect to see to support fiber to the node but they are also up to support regional economic growth. There were essentially no market share gains year-over-year, so when you see this same set of contracts produce over 30% revenue growth, that is a significant ramp up in BellSouth activities.

Secondly, with regard to SBC, the pace of activity that they are generating through their normal channel for securing outside services has increased. We have seen that impact in those limited areas where we participate in that market. We have also seen some expense-- expected or have had some discussions about some expansion in their central office work but also support fiber to the node. I think interestingly, a couple of weeks ago, Sprint indicated that while they are not committing to a wholesale node build out, they're working on a trial project somewhere in the country to commence shortly. It seems like all of the fiber to the node activity is picking up.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

On the last conference call you referenced to customers, MCI and Adelphia. MCI as it related to fiber reinforcement project in Arizona. Can you give us an update on that and how it relates to the potential of it being acquired by another entity and with regards to Adelphia you mentioned that projects are in the mid phase. Can you give us an update on that?

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DY - Q2 2005 Dycom Industries Earnings Conference Call
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Steven Nielsen - Dycom Industries, Inc. - President & CEO

Yes, with regards to MCI, the project is moving right along. There have been some incremental additions to the scope of work. There will be other projects that we will be bidding from MCI for this fiber reinforcement during this quarter. Without getting in the middle of who should be the owner of the MCI assets, I think it's safe to say that the integration of MCI's networks with whoever winds up as the owner will require them to also spend some additional CapEx. I know that in their acquisition announcement it was very clear that they had anticipated a couple billion dollars of capital spending on the MCI infrastructure.

I think that we would participate in that effort through outside plant and also through the transmission equipment and installation business that we do with MCI in a limited way, although that was a much larger business several years ago. With respect to an Adelphia, there were some projects that they proceeded with and we picked up what we considered to be our fair share. I think that it played out as expected. At this point in time, it appears that the auction process may take somewhat longer than expected, so we do not expect to see a significant burst of activity in the near term.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

One last question. With regards to the re-negotiated pricing with Verizon, is that for all of your markets or is that only new incremental markets? When is the pricing going to affect?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

No that was effective for all of the markets nationally. It was effective with new projects that commenced after January 1, new work orders.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

Thank you.

--------------------------------------------------------------------------------

Operator

We have the question now from the line of Paul Russell (ph) from PR Capital. Please go ahead.

--------------------------------------------------------------------------------

Paul Russell - PR Capital - Analyst

Good morning. A little bit different take here as I am a hedge fund manager. My concern is with the stock. Your issue is down 30% from November and you're going to take another 8% to 10% haircut on the opening. What precludes you from implementing a buyback or paying a dividend to at least give some confidence to the street that you think this currency is undervalued?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

There is nothing that precludes us from a share repurchase or dividend. Our board is always looking at both of those initiatives as appropriate. I think Paul from our perspective, as we look forward to the business that we see going out and the organic growth that we anticipate for both of third and fourth quarters and hopefully in to our next fiscal year, we're going to have adequate uses of the capital internally that will generate returns that will eventually be reflected in the share price.

--------------------------------------------------------------------------------

Paul Russell - PR Capital - Analyst

Thank you.

--------------------------------------------------------------------------------

Operator

[Operator Instructions].

Our next question comes Alan Mitrani from Copper Beech Capital. Please go ahead.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Thank you. Can you give us the rest of the top-10 customer list-maybe DIRECTV, Charter, some of the others?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Dick will give us the top 10 for the quarter.

--------------------------------------------------------------------------------

Richard Dunn - Dycom Industries, Inc. - SVP & CFO

Below Quest we had DIRECTV at 8.2 million, Charter at 7.9, Alltel at 9.4,Texas Utilities at 3.2, and Adelphia at 2.7.

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Alan Mitrani - Copper Beech Capital - Analyst

I'm sorry, 2.7?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

2.7.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Did you do any additional work for Bright House this quarter?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

I think they were number 11 Alan, the normal run rate for us with them, about
1.7 million.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

On the Verizon pricing increase, what percentage increase did you get year-over-year?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We're not going to get into the substance of the negotiations with Verizon. Other than to say that we felt that it was set at a level that would allow us to earn acceptable margins and attract the necessary resources to get a very substantial program.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

On Sprint sequentially went down about $5 million, up 25%. It seems a little more than seasonality given some of the business you picked up last year. Was there a slowdown from Sprint spending given the merger?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Yeah. I do not know if it was due to their merger. They have indicated in their communications with the street that they see lower local telephone spending in the near term. That may be impact in part coupled with the growth initiatives that they have disclosed that they are analyzing. There were no changes in market share. It was just a somewhat slower quarter based on what they wanted to get done.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

In response to the other question, you have talked about margins going up. A similar thing happened last time we came around with a big company transition. You talked about 24.5% gross margins. Did you say calendar 2005 for that?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

No, I believe-- and I do not exactly recall what the exact question was, but in terms of the margin expectation, when we get to a steady, solid business that is an expansion phase, which we see, if not by the fourth quarter, by the first quarter of fiscal 2006, there is nothing about this business that would imply that it has a lower margin embedded in it than anything else that we have done. The focus from our perspective internally was managing the downturn in Comcast during the quarter when we had a $25 million plus sequential decline more than the expenses associated with the ramp up, particularly after the adjustment to pricing that we received in January.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Using a fiscal number somewhere around $115 million or so for Comcast, is that good, dropping from 51 the first to 25 and leveling out at about 17 to 20 per quarter?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We have said before that we would look at $15 million to $20 million as a run rate. Based on what we see, that seems reasonable.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

CapEx-- this is the biggest CapEx quarter I think I've seen in years for you. You are up about 140% on top of 100% increase last year on a calendar basis. Can you give us your sense on what you see CapEx for this year and maybe next year?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We had talked about $35 million to $40 million net of disposals. That implies that as we rotate to more underground construction that will be surplusing some of the aerial construction equipment that we use primarily for Comcast. Based on what we're seeing for growth out of BellSouth and


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Verizon, there may be a slight upward bias to the fiscal year number in terms of what we expect to spend for CapEx. We never felt bad about any CapEx that we ever had to make to support growth with BellSouth, and we feel comfortable that the same will be true with Verizon.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

I will get back in queue. Thank you.

--------------------------------------------------------------------------------

Operator

Our next question comes from the line of Mark Degenhart from Oppenheimer Capital. Please go ahead.

--------------------------------------------------------------------------------

Mark Degenhart - Oppenheimer Capital - Analyst

Good morning. I wondered if you could talk about your top 3 customers and give a sense of trends with regard to how much work of this nature they are doing internally compared to out sourcing to larger companies like yours compared to sending to mom-and-pop? Could you give us a sense of the mix of that for each of the 3?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We will do our best. There are no published numbers on any of the information you are requesting. We will do what we can. With respect to Verizon primarily on the fiber to the premise program that we're performing for them, what was historically in the old Bell Atlantic prior to the GTE merger, they predominantly outsourced all of the Underground Construction, a portion of the engineering, and a minor amount of aerial construction. That has generally gone to larger firms such as ourselves or some regional private firms. In what historically was GTE, where they have more flexibility in terms of the work rules, they outsource a substantial portion not only of all the other activities that were listed but also fiber placement and splicing.

In that area, they tend to use large firms and what I would call mid-size regional firms. They do not use traditional mom-and-pop companies. With respect to BellSouth, they do not perform for the most part any underground construction or placement of poles or the placement of aerial cable, and they have outsourced that historically to not only ourselves, to other public companies, and a series of private regional firms. In terms of aerial construction, they do not do any of that with outside sources because of their union agreement. With respect to Comcast, for preconstruction, they do very little if any of that internally. In terms of new build, a planned extension, and other capital activities, they also do a very little of that with their own work force. Does that answer your question, Mark?

--------------------------------------------------------------------------------

Mark Degenhart - Oppenheimer Capital - Analyst

Could you just add SBC into the equation?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Yeah, SBC once again because they have different work rules from the acquired entities, the historic Southwest Bell used contractors for all activities. Essentially all of the underground and a portion of the aerial and splicing. In California, they do all of the underground historically with outside vendors. Less with outside vendors with aerial construction. And in Ameritech, it is similar to the historic California arrangement. That portion of what they have that is underground historically has always been done by outside vendors.

--------------------------------------------------------------------------------

Mark Degenhart - Oppenheimer Capital - Analyst

And with that portion, what is your sense of mix between the larger versus mom-and-pop?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

I think there are several things that are going on that have encouraged generally the use of larger vendors because the programs are significantly larger than they have been in the past. Given some of the industry difficulties over the past 3 or 4 years where there has been both capacity and private firms that have exited the business, I think they are using larger vendors. The general exception to that rule would be that SBC has generally used a channel that relied more on small mom-and-pop.

They've been very comfortable with that; it works for them in their view. We will see as their needs increase significantly if that changes.

--------------------------------------------------------------------------------


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Mark Degenhart - Oppenheimer Capital - Analyst

Last question. To what extent do mergers in the industry-- to what extent have they had any impact on your forward guidance?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

In terms of any of the long-distance mergers, and our view is that those events will have no impact on their growth initiatives with regard to broadband or video. Because I just do not think that anybody who is participating there from Verizon or SBC has capital constraints to execute on their 2005 or 2006 plans. It does not seem to be an issue in our view.

--------------------------------------------------------------------------------

Mark Degenhart - Oppenheimer Capital - Analyst

Thank you.

--------------------------------------------------------------------------------

Operator

We have a question now from the lineup Mark Bishop from Boston & Company. Please go ahead.

--------------------------------------------------------------------------------

Mark Bishop - Boston & Company - Analyst

A couple of things. First, just to clarify, you said you get normal margins by the first quarter, first fiscal quarter of 2006.

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

I think we can expect-- when we say normal margins, what we're talking about is given the level of the activity in the ramp up, we think that those kinds of margins are attainable. We would like to do better. And historically in the right environments we have done better.

--------------------------------------------------------------------------------

Mark Bishop - Boston & Company - Analyst

What you consider to be a range of normal margins?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

It depends on where we are in expansion cycle. Normal margins historically have been anywhere from 24 to 25% on the gross margin line. We have added locating business, which has somewhat less gross margins because it is not near as capital intensive. On the other hand, we feel comfortable that given the magnitude of the programs, we will be able to see margins as we did in prior expansion cycles in the 1990's.

--------------------------------------------------------------------------------

Mark Bishop - Boston & Company - Analyst

Your G&A is kind of flatish year-over-year. Is there any reason why as revenue grows or ramps up in the next couple of years, how much higher does General and Admin have to go up to support that?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

You have to grow your G&A to make sure you maintain tight control over the business. The bigger issue in the near term is going to be the implementation costs that we have going for 404 implementation costs. We have factored that in. Once that process is over, and it becomes part of the regular framework, we would hope that we would grow G&A sufficiently to keep tight control of the business. But that it would not grow as quickly as revenue. You should be able to get some G&A leverage in this business.

--------------------------------------------------------------------------------

Mark Bishop - Boston & Company - Analyst

All right. So if revenue were to grow 30%, after you get rid of the 404 stuff, if revenue grew 30%, does G&A have to grow more than a couple million dollars?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Are you talking on a quarter basis?

--------------------------------------------------------------------------------

Mark Bishop - Boston & Company - Analyst

Yes.

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

That is reasonable. When we pull more revenue through our existing business units, we're not going to add any essential subsidiary corporate costs. We're going to add some additional safety people and other things that we need to do to make sure that it is kept tightly under control. But I would hope-- if you look Mark, at our fiscal 2004 compared to fiscal 2003, we grew the business over


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$50 million in revenue and G&A went up 5 million on an annual basis.

--------------------------------------------------------------------------------

Mark Bishop - Boston & Company - Analyst

Okay that is great. And then the other thing is on depreciation and amortization, as you ramp the revenue I guess you have to spend a little bit more money. I was wondering if that has already happened or if there is a good slug of more D&A growth that is coming from your recent planned expenditures?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Certainly we're going to spend some more money to do it because we generally depreciate assets over a 60 month period. There is some lag from when you buy to when they show up in the full quarter. It is not going to grow as dramatically as the CapEx is. We also have assets that we acquired in 2000 that will be rolling off over the next couple quarters also.

--------------------------------------------------------------------------------

Mark Bishop - Boston & Company - Analyst

Okay. That's great. Thanks very much.

--------------------------------------------------------------------------------

Operator

We have a question now from David Lieberman from South Point Capital. Please go ahead.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Good morning. I was wondering, which quarter do you expect Verizon revenue to sort of reach a peak?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

That is a function of the number of homes passed that they decide as the corporate goal. As I understand their public statements on that, they would like to continue to grow the number of homes passed each week throughout the year. We certainly will have a seasoned impact due to the fact that--seasonal impacts due to underground activities in certain parts of the country have to be reduced or stopped during the winter. Based on what Verizon has indicated in the last couple of months, I think they would like to have that number accelerate throughout the year.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

When you characterize that Q4 work you did for Verizon as a 1 million households workload, or was that more of a 2 million household workload?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

As best we can tell, that number will have to expand, the amount of work we completed during that quarter will have to expand significantly in order for them to hit their current expectation for homes passed for 2005.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Okay. What percent of your backlog is Verizon?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We have generally David, not commented on specific customers in the backlog because there are of varying maturities of the contract. There has been some Wall Street estimates that would look at numbers that are reasonably close to what we would expect. We cannot get into comparing 11 months of backlog with Verizon compared to 50months on a new BellSouth contract.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Understood, and was the Verizon work won through a Bid process?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Well, we originally went through a process in the fall of 2003 that culminated in a contract in 2004. That contract had a provision for revisiting pricing to reflect market conditions. That is what we did in the November/December period.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Okay, so there's work there that was not inside the contract and therefore some work had to be rebid?

--------------------------------------------------------------------------------


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DY - Q2 2005 Dycom Industries Earnings Conference Call
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Steven Nielsen - Dycom Industries, Inc. - President & CEO

Well, I mean there was a process by which we jointly established what the fair market price was. But it was within the confines of that agreement.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Okay, great. The last question, the sequential guidance. About $10 million to $20 million in growth, is that just a seasonal move, or what is the expectation there? Is it Verizon growing?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

You have more workdays in April. So you certainly have some seasonal impact. Generally our customers like to get out of the gate on the telephone side of the business early in the year to address their capital spending plans. We continue to see that based on what we see as a run rate with Comcast. We will see that continuing to decline, offset by an expansion in the revenue earned hopefully with Verizon.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Okay. Thank you very much.

--------------------------------------------------------------------------------

Operator

You have a follow-up question from the line of Gordon (ph) from Merrill Lynch. Please go ahead.

--------------------------------------------------------------------------------

Gordon - Merrill Lynch - Analyst

How much did RJE Telecom contribute to the quarter?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Once we own them, we have not generally broken out by individual subsidiary what they have contributed. I think we can safely say that organic growth was down about 3% year-over-year. So when you back out the impact of R.J. E along with the partial year for First South, we are about flat for year-over-year.

--------------------------------------------------------------------------------

Gordon - Merrill Lynch - Analyst

Thanks a lot.

--------------------------------------------------------------------------------

Operator

We have a follow-up question from the Alan Mitrani Copper Beech Capital. Please go ahead.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Thank you, I missed it earlier. What was your backlog from Verizon for this coming year?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Alan, we have not commented publicly about that portion. Suffice it to say since overall backlog was up slightly, although we had some significant new bookings with BellSouth, the fact that we are only using Verizon through December 31, 2005, and the overall backlog did not command that the number of months in the calculation went down, one can assume that it held steady.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Last time this happened when Comcast ramped up from 40 million to 55 million a couple of years ago, your margins bottomed at 18.8% and then jump a couple hundred basis point as you got the project going. You've got a lot of wire centers open. It seems like your guidance anticipates the same thing, margins bottoming at 19% with a couple basis point expansion of Verizon is up into the 50s and hopefully 60s or more and Comcast is taken down. Do we need to wait a quarter or 2 more, or is it similar to a couple of years ago?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

I think the only issue that is somewhat different is when we came out of the recession in to the Comcast contract, the rest of the business had contracted too so that all of the upside of Comcast came through. In this case, what we had to manage in this quarter and will have to manage year-over-year, we have rotation where Comcast rotation is coming down and Verizon and BellSouth and other phone companies are going up. We did not have any customers a couple of years ago that were still declining.

--------------------------------------------------------------------------------


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DY - Q2 2005 Dycom Industries Earnings Conference Call
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Alan Mitrani - Copper Beech Capital - Analyst

That is better here or worse?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

It just means that we have got to get to the steady run rate with Comcast. On a year-over-year basis, we will have to work through that. It just means that the growth that you are seeing on the telephone side is not as apparent as it was a couple years ago with Comcast.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

On DIRECTV, can you give us our sense of the battle between satellite and cable. Are you seeing DIRECTV expand their base and getting more business? Can you just give us a sense what you are seeing from this satellite?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Well, we have limited involvement with them. It has been a good business for us. You can look at the subscriber ads in the fourth calendar quarter that have been disclosed publicly. They seem to be adding customers.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Can you talk about-- I realize uses of cash have gone to acquisitions and CapEx and rarely to buy back stock. It seems like your stock is trading, if you believe the outlook, at about 6 times EBITDA. Can you give us a sense of what your cash needs may be in the future? Do you need to make more acquisitions to get exposure to SBC or other vendors?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Well, we're going to be opportunistic about acquisitions. We do not have to do anything. We have a good nationwide footprint and feel like we can be responsive to our customers if the right acquisition comes along. We certainly have the cash and the balance sheet to accomplish a good acquisition. From that perspective, I do not think that where our share price is at is going to influence our long-term strategic view of what acquisitions make sense. We do see organic growth of the base business for the out quarters and then into next fiscal year that will require us to spend capital dollars. While I think that we are very pleased that the DSO is below 70 days, which we have not seen in almost 8 years in our mix of business and mix of receivables, I do not want a quarter where sequentially we have declining revenues so we were able to bring our working capital back in this case to necessarily be confused with an opportunity where we're going to have the ability to grow the business but we will also use working capital as we do it.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

And lastly, normally you accrue for bonuses in the fourth quarter. Given your expectations, it looks like you may only grow earnings fiscal year-over-year less than 10%. Would that result in large bonuses in the fourth quarter?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We are missing-- what you're missing is we accrue for bonuses throughout the fiscal year. To the extent the results are less supportive of wherever the accrual is, it is adjusted on a quarterly basis. It is not like we wait until the end and then take it all through. I would not necessarily think that you would see any G&A adjustments driven one way or the other in the fourth quarter for the whole year. Does that answer your question?

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Yes, it does. Thank you.

--------------------------------------------------------------------------------

Operator

We have a follow-up question from Alex Rygiel from Friedman Billings. Please go ahead.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

Few questions. First, Steve as it relates to Comcast you mentioned you expect it to be down in the fiscal third quarter. Do expect it to be down sequentially?

--------------------------------------------------------------------------------


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DY - Q2 2005 Dycom Industries Earnings Conference Call
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Steven Nielsen - Dycom Industries, Inc. - President & CEO

Yeah, absolutely. If we are implying a run rate of 15 to 20 million and we did almost 26 in the January quarter, it is going to be down.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

Fair enough. And then secondly, your stock is trading around 22 today. It has not been at this level since August of 2003, which was way before Verizon's fiber to the premise initiative was announced from Verizon. Can you comment on what you think is missing as it relates to your business today?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

For me to try to figure out what the market is missing or seeing or overemphasizing. The way we look at it, we have got a great business here that while we have had to manage through transition, we have a good outlook, a substantial piece of the largest program that our industry has ever seen. We have margins that while lower than we would like to see have every opportunity to expand. When we make money, we throw off cash.

From my perspective, since we get to look at it from a long-term view and not where it is trading at the moment, this is a better time to manage this company than we have seen in a 5, 6, 7 years. From that perspective, we will let the market figure out how to appropriately discount the future from today. From our perspective, particularly on a relative basis to our peers, we feel pretty good about where we sit right now in the industry.

--------------------------------------------------------------------------------

Alex Rygiel - Friedman Billings - Analyst

Thank you.

--------------------------------------------------------------------------------

Operator

You have a follow up question from the line of David Lieberman from South Point Capital. Please go ahead.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Just on the Comcast work, did they give you that stability, that kind of revenue that can come from them, or is that your best guess?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

They are a big company and have lots of operations around the country. This is the locating business we do with them, some of the recurring maintenance and planned extension business, based on what we are seeing from them on a local basis every day that is how we have developed the estimate.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Got you. What may be granular, but how much, what percent could locating be of the ongoing revenue stream from Comcast?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Probably 2, 3 million. I think I have that number. 2 Million to 3 million of quarter.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

17 to 20?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

15 to 20.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Sorry. On the big project to one from Verizon, was that based on the full rollout for 5 years, your market share staying the same with them?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

In terms of backlog or forecast?

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

In terms of ongoing work.

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

They have a 5-year view to the program. The term of the underlying contracts have been 5 years. But our view as to backlog has been limited to this calendar year just to be


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DY - Q2 2005 Dycom Industries Earnings Conference Call
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prudent because it does not do anybody any good to look at the out years of a project where they basically are overbuilding their existing infrastructure with a new network until we get more comfortable as they go through their annual budget cycle.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Understood. The heart of my question would be, it looks like you have a very substantial share of their work this year. Is that the kind of market share we can hope for if the Verizon's project continues going forward?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Well, with regard to market share, you know obviously if the project does not go forward, market share will be zero along with everybody else's. But we are very comfortable that as long as we do our jobs every day, and this is an execution business, but if we do our jobs everyday that we will be able to sustain a fair portion of the work that they have to get done and it will be substantial.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

And the last question do they bid -- have they continuously just put out more work as the year goes on?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

The issue with a program this large is that there is a substantial portion of work for engineering and permitting that has to be done before we see the construction activities and so those are activities that they have to ramp up both through the use of outside vendors and their own people. And they work hard at it every day, but it's a large task all over the country. And the permitting is to some degree -- relies upon their relationships with a lot of different municipal and county governments. And it sometimes takes a bit of time to build up pipeline.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Okay is it possible just because of work -- it sounds like we got updated pricing. Did that make us maybe more or less competitive on any you know new work that was coming out from Verizon?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

We feel comfortable that the level of unit activity was not impacted one way or another by the pricing.

--------------------------------------------------------------------------------

David Lieberman - South Point Capital - Analyst

Okay. Thank you very much.

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Linda, we will take one more question if there is one.

--------------------------------------------------------------------------------

Operator

All right. Then our last question will come again from the line of Alan Mitrani from Copper Beech Capital. Please go ahead.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Hi, obviously sometimes I feel like I am the only guy on the call, but I know this time I am not. Do you view '05 maybe just a different question but do you view '05 as a transition year on your way out of fiscal '06 and '07, or do you feel that, looking at your competitors, that maybe some of them are better positioned to win work from you and you're just going to grow with the market?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Well, I think we have got a pretty substantial market share of '05. I think the market itself is going to continue to grow. And then over time, we have been able to strike the right balance between market share and margin. And I mean we will continue to do that going forward. But I don't perceive that there are any dynamics in the marketplace that are impacting you know negatively our competitive position. If anything if you look at our ability to generate operating cash flow, the balance sheet and the amount of available credit facility that you know we have more liquidity for growth than anybody else does.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Are you finding that, that matters?

--------------------------------------------------------------------------------


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DY - Q2 2005 Dycom Industries Earnings Conference Call
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Steven Nielsen - Dycom Industries, Inc. - President & CEO

I think on the margin it does matter. I think these programs are large. I don't think that customers necessarily you know look at somebody's income statement before they put them on a bid list. But you know there are fundamental issues when you see significant growth but you have to have the availability of capital to fund both the working capital and the equipment purchases and cost of capital ultimately matters. It may not matter you know one day, but it certainly matters over a period of time.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

And last question if I can. It looks like given your good working capital management; it looks like free cash flow will be greater than net income for this year. Am I wrong to think that?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

It depends Alan if the offset to the Comcast receivables' coming in is offset by the working capital buildup that the higher revenue guidance implies.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

And you have not gotten paid this year on the Touch America settlement yet?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

No actually we have received that cash.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

I hope you received that cash. How much was that?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

I don't know that we ever publicly disclose the number Alan, but it was about $6.5 million. Dick.

--------------------------------------------------------------------------------

Richard Dunn - Dycom Industries, Inc. - SVP & CFO

That's correct.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

And did that come in this quarter or was that last quarter?

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

That came in this quarter.

--------------------------------------------------------------------------------

Alan Mitrani - Copper Beech Capital - Analyst

Thank you very much.

--------------------------------------------------------------------------------

Operator

And Mr. Nielsen we have no further questions at this time. Please continue.

--------------------------------------------------------------------------------

Steven Nielsen - Dycom Industries, Inc. - President & CEO

Well, Linda I want to thank everybody for their participation on the call. And we will talk to you again at the end of May with our April results. Thank you.

--------------------------------------------------------------------------------

Operator

And ladies and gentlemen that does conclude our conference for today. We thank you for your participation and for using the AT&T executive teleconference service. You may now disconnect.

--------------------------------------------------------------------------------


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